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                        SECURITIES AND EXCHANGE COMMISION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 12, 2000


                                  DREAMS, INC.
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)



            Utah                      0-15399                 57-0368170
-----------------------------   ---------------------   ------------------------
(State or other jurisdiction    (Commission file No.)   (IRS Identification No.)
     of incorporation)



                    5009 Hiatus Road, Sunrise, Florida 33351

       Registrant's telephone number, including area code: (954) 742-8544


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Item 5. Other Events

     On October 12, 2000, Dreams, Inc. completed a $4.3 million private equity financing. The proceeds of the financing were used to retire $3.0 million of the Company's long term debt and repurchase warrants owned by the lender. This long-term debt was incurred in connection with the acquisition of Mounted Memories and was secured by all of the Company's assets. Retirement of this debt releases all security interests in the Company's assets. Repurchase of the warrant extinguishes warrant rights to purchase for nominal consideration 6,657,895 shares of the Company's common stock. The retirement of the debt and termination of the warrant rights significantly improves the Company's financial condition and will allow for more aggressive growth.

     The Company issued 14,554,335 shares of restricted common stock in connection with the private financing. The Company has 54,702,835 common shares issued and outstanding, including the shares issued in the private financing.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DREAMS, INC.


October 20, 2000
                                       By: /s/ Ross Tannenbaum
                                          -----------------------------------
                                          Ross Tannenbaum, President